EXHIBIT 3.263
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/03/1999
991044521 — 3000933
CERTIFICATE OF FORMATION
OF
HOBBS MEDCO, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Hobbs Medco, LLC (the “Company”)
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of February 3, 1999.
By: /s/John M. Franck II
Name: John M. Franck II
Title: Authorized Person

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 04/16/1999
991150771 — 3000933
CERTIFICATE OF MERGER
OF
HOBBS COMMUNITY HOSPITAL, INC.
INTO
HOBBS MEDCO, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company and corporation DO HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Hobbs Medco, LLC (the “LLC”)	Delaware

Hobbs Community Hospital, Inc. (the “Company”)	New Mexico
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Hobbs Medco, LLC.
FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on April 16, 1999.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 15th day of April, 1999.
HOBBS MEDCO, LLC
By: /s/John M. Franck II
Name: John M. Franck II
Title: Manager
HOBBS COMMUNITY HOSPITAL, INC.
By: /s/R. Milton Johnson
Name: R. Milton Johnson
Title: Vice President

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